Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT


BOARD OF DIRECTORS
AMNIS SYSTEMS INC.
Palo Alto, California


We consent to the use in this Form 8-K/A filing for AMNIS SYSTEMS INC. of our report on OPTIVISION, INC., dated February 23, 2001 (except for Note 3 as to which the date is March 30, 2001), (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), which is part of this Form 8-K/A filing.



/s/  HOOD  &  STRONG  LLP

San  Francisco,  California
August  14,  2002



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